Exhibit 6.5

VISKASE COMPANIES, INC.

AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT

THIS AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT (this “Amendment”) is made by and between Viskase Companies, Inc., a Delaware corporation (the “Company”), and Michael D. Schenker, an officer or employee of the Company or a subsidiary of the Company (the “Participant”) effective as of January 1, 2016, and amends the Stock Option Agreement (the “Agreement”) dated as of April 16, 2013.

In consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Participant hereby agree as follows:

1.                                      Exercisability.  Section 3 of the Agreement is hereby amended and restated to read in its entirety as follows:

Date Option Becomes Exercisable	Cumulative Number of Option Shares as to Which Option is Exercisable
December 31, 2013	33-1/3% or 108,333 Shares
December 31, 2014	66-2/3% or 216,667 Shares
December 31, 2015	100% or 325,000 Shares
Total	100% or 325,000

3.                                      Exercisability.  This Option is acknowledged to be fully vested and exercisable as of December 31, 2015.  This Option shall remain exercisable for the entire term stated in Section 4 of this Agreement, notwithstanding any termination or expiration of Participant’s employment with the Company for any reason.

2.                                      Term.  Section 4 of the Agreement is hereby amended and restated to read in its entirety as follows:

4.                                      Term.  This Option shall expire on and not be exercisable after April 16, 2023.

3.                                      Manner of Exercise.  Section 5 of the Agreement is hereby amended and restated to read in its entirety as follows:

5.                                      Manner of Exercise.  This Option may be exercised as provided in Section 6 (c) (2) through (5) of the 2005 Stock Option Plan, as amended as of September 10, 2010.

4.                                      Entire Agreement.  This Amendment shall be considered an amendment to and a part of the Agreement.

5.                                      Effect of Amendment.  Except as specifically stated herein, all terms, covenants and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, Viskase Companies, Inc. has caused this Amendment to be duly executed by its duly authorized officer and said Participant has hereunto signed this Amendment on his own behalf, as of the day and year first above written.

VISKASE COMPANIES, INC.

By	/s/ Thomas D. Davis
Thomas D. Davis
Chief Executive Officer

/s/ Michael D. Schenker
Michael D. Schenker, Participant